CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of AdvisorOne Funds with respect to the filing of the Prospectus and Statement of Additional Information for Enhanced Income Fund, Flexible Income Fund and Select Appreciation Fund, each  a series of AdvisorOne Funds.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 25, 2009